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                                   EXHIBIT 11


                                SPIRE CORPORATION
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                             Three Months Ended March 31,
                                                                             ----------------------------
                                                                                1998              1997
                                                                             ----------        ----------

NET EARNINGS PER COMMON SHARE - (BASIC)

     Net earnings                                                            $   17,159        $  150,294
                                                                             ==========        ==========

     Weighted average number common shares outstanding                        3,216,869         3,020,025
                                                                             ==========        ==========

     Net earnings per common share - (basic)                                 $     0.01        $     0.05
                                                                             ==========        ==========

NET EARNINGS PER COMMON SHARE - (DILUTED)

     Net earnings                                                            $   17,159        $  150,294
                                                                             ==========        ==========

     Weighted average number common shares outstanding                        3,216,869         3,020,025

     Add net additional common shares upon exercise of common stock options     134,041                 0
                                                                             ----------        ----------

     Adjusted average common shares outstanding                               3,350,910         3,020,025
                                                                             ==========        ==========

     Net earnings per common share - (diluted)                               $     0.01        $     0.05
                                                                             ==========        ==========



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